EXHIBIT 8.1

List of Subsidiaries of Embraer S.A.

Name	Jurisdiction of Incorporation
Embraer Aircraft Holding, Inc – EAH	Delaware, U.S.A.
Embraer Aircraft Customer Services, Inc. – EACS	Florida, U.S.A.
Embraer Aircraft Maintenance Services, Inc. – EAMS	Delaware, U.S.A.
Embraer Services, Inc. – ESI	Delaware, U.S.A.
Embraer Executive Jet Services, LLC – EEJS	Delaware, U.S.A.
Embraer Executive Aircraft, Inc. – EEA	Delaware, U.S.A.
Embraer Training Services, LLC – ETS	Delaware, U.S.A.
Aero Seating Technologies, LLC – AST	Georgia, U.S.A.
Embraer CAE Training Services, LLC – ECTS	Delaware, U.S.A.
Embraer Engineering & Technology Center USA, Inc. – EETC	Delaware, U.S.A.
Embraer Credit Ltd. – ECL	Delaware, U.S.A.
Embraer Representations, LLC – ERL	Delaware, U.S.A.
Embraer Defense and Security, Inc – EDSI	Delaware, U.S.A.
Indústria Aeronáutica Neiva Ltda.	Brazil
ELEB Equipamentos Ltda.	Brazil
Embraer GPX Ltda	Brazil
ECC do Brasil Participações S.A.	Brazil
Embraer Defesa e Segurança Participações S.A. – EDSP	Brazil
Atech Negócios em Tecnologia S.A.	Brazil
Bradar Indústria S.A.	Brazil
Harpia Sistemas S.A.	Brazil
Savis Tecnologia e Sistemas S.A.	Brazil
Visiona Tecnologia Espacial S.A.	Brazil
Embraer Aviation Europe SAS – EAE	France
Embraer Aviation International SAS – EAI	France
Embraer Europe SARL – EES	France
Embraer Australia Pty Ltd. – EAL	Australia
EZ Air Interior Limited – EZ	Ireland
Harbin Embraer Aircraft Industry Company, Ltd. – HEAI	China
Embraer (China) Aicraft Technical Services Co., Ltd – ECA	China
Embraer Spain Holding Co., SL – ESH	Spain
ECC Investment Switzerland AG	Switzerland
ECC Insurance & Financial Company Ltd.	Cayman Islands, BWI
Embraer Finance Ltd. – EFL	Cayman Islands, BWI
Embraer Overseas Limited	Cayman Islands, BWI
Embraer Portugal – SGPS, S.A.	Portugal
Embraer Portugal Estruturas Metálicas S.A.	Portugal
Embraer Portugal Estruturas em Compósito S.A.	Portugal
Air Holding SGPS, S.A.	Portugal
OGMA – Ind. Aeronáutica de Portugal S.A.	Portugal
ECC Leasing Company Ltd.	Ireland
Embraer Asia Pacific Pte-Limited – EAP	Singapore
Embraer CAE Training Services (UK) Ltd. – ECUK	United Kingdom
Visiona International BV	Netherlands
Embraer Netherlands B.V. – ENL	Netherlands